Exhibit 10c(18)


                              Progress Energy, Inc.
                           Restricted Stock Agreement


This Agreement is made as of the ____ day of ______, _____, between Progress Energy, Inc., a North Carolina corporation (the "Company"), its affiliates, successors or assigns and ________________ (the "Employee"), an employee of [Insert name of affiliate employer], an Affiliate of the Company (the "Employer").

WHEREAS, the Board of Directors and shareholders of the Company have approved and adopted the Progress Energy, Inc. 2002 Equity
Incentive Plan (the "Plan");

         WHEREAS, pursuant to Section 9 of the Plan, the Organization and Compensation Committee of the Board (hereinafter the "Committee") is authorized to grant Restricted Stock to Key Employees of the Company, including its Affiliates; and

WHEREAS, the Company desires to provide an incentive to the Employee so that he will exert his utmost efforts on behalf of the Employer, and for any other Affiliate of the Company for which the Employee performs services while holding the Restricted Stock, and thus enhance that employer's performance while aligning the Employee's interests with the interests of the Company's shareholders.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Shares Subject to Restrictions. The Employee is granted __________ shares of Company Common Stock (the "Restricted Stock"). The Restricted Stock is granted under the Plan, and is subject to the terms and conditions of the Plan and this Agreement. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan. In accordance with Section 12 of the Plan, the Committee has determined that the grant of Restricted Stock under this Agreement is not intended to qualify for the exemption for performance-based compensation under Section 162(m) of the Code. The Restricted Stock granted hereunder is a matter of separate inducement and is not in lieu of salary or any other compensation for Employee's services. Both parties acknowledge that the "Grant Date" for the Restricted Stock shall be the date of this Agreement, which is first specified above.

2. Restrictions. Employee hereby agrees that until such restrictions are removed, as herein provided, he will not sell, assign, transfer, exchange, hypothecate, pledge, encumber or otherwise dispose of the Restricted Stock. Any attempt by the Employee to dispose of any shares of the Restricted Stock in any such manner shall result in the immediate forfeiture of such shares and any other shares then held by the Company or the designated escrow agent on the Employee's behalf.

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3.   Lapse  of  Restrictions.  Subject  to  Paragraph  4  below  and  applicable provisions of the Plan, the shares of Restricted Stock shall be subject to restrictions on transferability. Said restrictions shall be removed from such shares of Restricted Stock based upon the vesting schedule set forth below:

          (a) ______ shares of Restricted Stock shall become and remain transferable on and after the _______ anniversary of the Date of Grant;

          (b) ______ shares of Restricted Stock shall become and remain transferable on and after the _______ anniversary of the Date of Grant; and

          (c) ______ shares of Restricted Stock shall become and remain transferable on and after the ________ anniversary of the Date of Grant.

                                       OR

     Lapse of Restrictions. Subject to Paragraph 4 below and applicable provisions of the Plan, the shares of Restricted Stock shall be subject to restrictions on transferability. Said restrictions shall be removed from such shares of Restricted Stock, and said shares shall become and remain transferable on and after ______________.

4. Termination of Employment. In the event the Employee's employment with the Employer or any other Affiliate by which the Employee may subsequently be employed, is terminated for any reason (except as specifically provided in Paragraph 7 below), then all shares of Restricted Stock that are still subject to restrictions under this Agreement shall be returned to the Company as of the date of such termination and all such shares of Restricted Stock shall be forfeited by the Employee as of the date of such termination.

5. Acquisition and Possession of Restricted Stock. The Restricted Stock granted hereunder shall be promptly acquired for the Employee and a certificate or certificates for such Restricted Stock shall be promptly provided in the Employee's name. Unless as otherwise provided in this Paragraph 5, the Company shall hold the certificate or certificates for the shares of Restricted Stock until the date the restrictions on transferability are removed in accordance with Paragraph 3 above. The Committee may, in its sole discretion and at any time prior to the date the restrictions on transferability are removed in accordance with Paragraph 3 above, require (i) that the stock certificate or certificates representing such shares shall be imprinted with a legend stating that the shares represented thereby are the restricted shares subject to the terms and conditions of this Agreement and, as such, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of this Agreement, and if the Committee makes such requirement, then each transfer agent for the Common Stock shall be

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

     instructed to like effect with respect to such shares, and/or (ii) that the Employee shall, upon receipt of the certificate or certificates therefor, deposit such instrument of transfer, appropriately endorsed in blank, with an escrow agent designated by the Committee, which may be the Company, under a deposit agreement containing such terms and conditions as the Committee shall approve, with the expenses of such escrow to be borne by the Company.

6. Rights to Dividends and Voting Rights. During the Period of Restriction and prior to the removal of restrictions as set forth in Paragraph 3 above, the Employee shall be the shareholder of all shares of Common Stock represented by the stock certificates, and shall be entitled to receive all voting rights and dividends associated with the Restricted Stock as with all other Company Common Stock shareholders; provided, however, that the shares shall be subject to the restrictions on transferability set forth in Paragraph 2 above.

7.   Special Conditions.

     (a) Change in Control. The restrictions on all Restricted Stock granted pursuant to this Agreement shall be fully removed in the event the employment of the Employee is terminated by the Company, an Affiliate of the Company, or a successor to the Company, without Cause following a Change in Control, and the Employee shall take full and unrestricted ownership of such shares.

     (b) Death or Disability. In the event that, after the expiration of one year from the Grant Date, the Employee dies or experiences a Disability as defined in the Plan and becomes eligible to receive long-term disability benefits under the Company's Long-Term Disability Plan then in effect, then the restrictions on the Restricted Stock as set forth in Paragraph 3 of this Agreement shall be immediately and fully removed, and the Employee or his Designated Beneficiary (as applicable) shall take full and unrestricted ownership of such shares.

     (c) Retirement. In the event that the Employee terminates employment with the Employer, or any other Affiliate by which the Employee may subsequently be employed, at or following Early Retirement or Normal Retirement, as defined in the Plan, the Committee may, in its discretion, remove any time-based Period of Restriction on the Restricted Stock.

8. Capital Adjustments. If under Section 6.4 of the Plan the Employee, as the owner of the shares of the Restricted Stock, shall be entitled to new, additional or different shares of stock or securities, (i) the Committee may require that the certificate or certificates for, or other evidences of, such new, additional or different Stock or securities, together with a stock power or other instrument of transfer appropriately endorsed, shall be (x) imprinted with a legend as provided in Paragraph 5 above and/or (y)

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

     deposited by the Employee under the deposit agreement provided for in Paragraph 5 above, and (ii) such certificate or certificates for, or other evidences of, such new additional or different Stock or securities, shall be subject to the restrictions on transferability as provided in Paragraph 3 above.

9. Taxes. By acceptance of this Agreement, the Employee agrees that the Committee may require the Employee to remit to or reimburse the Affiliate that employs the Employee as of the date of any scheduled lapse of restrictions as specified in Paragraph 3 above for the amount of any taxes required to be deducted or withheld with respect to the Restricted Stock, or in lieu thereof such Affiliate may withhold (or the Employee may be provided the opportunity to elect to tender) the number of shares of Restricted Stock equal in Fair Market Value to the amount of taxes required to be withheld. Additionally, the Employee agrees that the Affiliate that employs the Employee as of such date of lapse of restrictions shall have the right to deduct or withhold any taxes required by law to be withheld with respect to the Restricted Stock from any sums due or to become due from such Affiliate to the Employee.

10. Waiver of Election. By acceptance of this Agreement, the Employee agrees to irrevocably waive his right to make an election (as permitted under Section 83(b) of the Code) to include in gross income for the taxable year in which the Restricted Stock is granted an amount equal to the Fair Market Value of the Restricted Stock.

11. Compliance With Laws. If the Company, in its sole discretion, shall determine that it is necessary to comply with applicable securities laws, the certificate or certificates representing any shares of Common Stock delivered to the Employee under this Agreement shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or with respect to such laws.

12. Registration of Securities. The Employee covenants and agrees with the Company that if, with respect to any shares of Common Stock delivered to the Employee pursuant to this Agreement, there does not exist a Registration Statement on an appropriate form under the Securities Act of l933, as amended (the "Act"), which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the shares subject to this Agreement, then the Employee shall execute a certificate to the Company indicating (i) that he takes the shares for his own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration
     Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act and any rules or regulations thereunder and any applicable state securities laws and regulations, but in claiming such exemption, the Employee shall, prior to any offer for sale or

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

     sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that the Employee agrees that the certificate or certificates evidencing such shares shall bear a legend to the effect of the foregoing.

13. Priority of Documents. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions.

14. No Employment Contract. This Agreement is not a contract of employment and the terms of the Employee's employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Employer, or any other Affiliate for which the Employee may subsequently perform services, to continue the Employee's employment, and it shall not impose any obligation on the Employee's part to remain in the employ of any Affiliate.

15. Company Information. Employee acknowledges and agrees that neither the Company, its shareholders nor its directors and officers has any duty or obligation to disclose to the Employee any material information regarding the business of the Company or affecting the value of the Common Stock before or at the time of a termination of the employment of the Employee by the Employer, or any other Affiliate for which the Employee may subsequently perform services, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date set forth above.

Progress Energy, Inc.



By:
   ---------------------------------------
   (Name)
   (Title)


ACCEPTED:


------------------------------------------
(Name)
Employee

Date:
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